UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lisa Fan as CFO and an Executive Director

Effective September 17, 2025, the board of directors of the Company (the “Board”) appointed Ms. Lisa Fan as the Chief Financial Officer (the “CFO”) of the Company and as an executive director of the Board to fill the vacancy created by the resignation of Ms. Shiwen Feng.

The biographical information of Ms. Fan is set forth below.

Ms. Lisa Fan, age 44, has served as a financial consultant at Baizan Consulting Firm from May 2022 to May 2025 where she led financial structuring and initial-public-offering readiness planning for private enterprises. Before that, she was the Director of Internal Audit at Souche Group from July 2019 to April 2022 where she managed the financial system reconstruction and internal control compliance, and intermediary coordination and data preparation for listing for both U.S. and Hong Kong markets. Ms. Fan earned her bachelor’s degree from Zhejiang Institute of Finance and Economics in 2000. Ms. Fan holds a certificate from Chinese Institute of Certified Public Accountants.

Resignation of Zhou Ou as Interim Chief Financial Officer

Effective September 17, 2025, Mr. Zhou Ou, the current Chief Executive Officer (the “CEO”), Chairman of the Board of Directors (the “Board”) of the Company, and the Interim CFO of the Company resigned from his position of Interim CFO in light of the appointment of Ms. Lisa Fan as the permanent CFO. Mr. Ou will continue to serve as the Company’s CEO, chairman and executive director of the Board.

Appointment of Leqi Dong as an Independent Director

Effective September 17, 2025, the Board appointed Mr. Leqi Dong as an independent director of the Board, the Chair of the Nominating and Governance Committee, a member of the Audit Committee, and a member of the Compensation Committee, to fill the vacancy created by the resignations of Zanfeng Zhang.

The biographical information of Mr. Leqi Dong is set forth below.

Mr. Leqi Dong, age 36, has served as the real estate bridge loan originator and fund manager at Golden Harbor Capital LLC since September 2018, where he founded and managed a private real estate debt fund. Mr. Dong earned his bachelor’s degree from Brauch College, Zichlin School of Business in 2013.

Neither Ms. Fan nor Mr. Dong has a family relationship with any director or executive officer of the Company and have not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Fan entered into a director offer letter (the “Fan Offer Letter”) and employment agreement (the “Employment Agreement”) with the Company, setting forth her total annual compensation as $60,000, and established other terms and conditions governing her service to the Company as director and CFO. Mr. Dong entered into a director offer letter (the “Dong Offer Letter”) with the Company, which sets his annual compensation at $26,400, and established other terms and conditions governing his service to the Company as director. Fan Offer Letter and Dong Offer Letter are qualified in their entirety by reference to the complete text of the Fan Offer Letter and Dong Offer Letter, which are filed hereto as Exhibits 10.1 and 10.2, respectively The Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed hereto as Exhibit 10.3.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Director Offer Letter, dated September 17, 2025, by and between the Company and Lisa Fan.
10.2	Director Offer Letter, dated September 17, 2025, by and between the Company and Leqi Dong.
10.3	Employment Letter, dated September 17, 2025, by and between the Company and Lisa Fan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: September 19, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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